Registration No. 333-164187

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-7
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GOLD DRAGON ENTERPRISES INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

12F, World Trade Centre, No. 25 Tongxing Street	Business Filings Incorporated
Zhongshan District	6100 Neil Road, Suite 500
Dalian, China 116001	Reno, Nevada 89511
86-130-798-88886	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.05	$100,000	$7.13

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

GOLD DRAGON ENTERPRISES INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share.  In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you with interest and without deduction of any kind.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at HSBC, Shop 2, G/F, Dalian Gold Name Commercial Tower, No.68 Renmin Road, Dalian, Liaoning 116001, People’s Republic of China.  Its telephone number is (411) 8280-8196.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

There are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Yuan Kun Deng, our sole officer and director.  Mr. Deng will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 7.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.04	$0.01
Per Share - Maximum	$0.05	$0.02	$0.03
Minimum	$50,000	$40,000	$10,000
Maximum	$100,000	$40,000	$60,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on June 12, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one claim located in Clark County, Nevada.  Record title to the claim upon which we intend to conduct exploration activities is held in our name.  We intend to explore for gold on the claim.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

Our administrative office is located at 12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalian, China 116001 and our telephone number is 86-130-798-88886. Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our mailing address is the same as our administrative office, at 12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalian, China 116001.

Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

We have no current plans, proposals or arrangements, written or otherwise, to abandon the exploration of our mineral claim and either enter into a different line of business or to complete a business combination transaction with another company.

Mr. Deng did not agree to purchase shares of Gold Dragon or serve as an officer or director of Gold Dragon at least in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 of common stock and a maximum of 2,000,000 shares of common stock, par value $0.0001.
Offering price per share	$0.05
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $10,000, assuming the minimum number of shares are sold. Approximately $60,000, assuming the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if all of the shares are sold	12,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	April 30, 2010	October 31, 2009	October 31, 2008
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$9,937	$9,991	$0
Total Liabilities	$28,970	$9,125	$0
Stockholders’ Equity (Deficit)	$(19,033)	$866	$0

			From Inception
	For the	For the Year	(June 12, 2008)
	Six Months Ended	Ended	through
	April 30, 2010	October 31, 2009	October 31, 2008
	(Unaudited)	(Audited)	(Audited)
Income Statement
Revenue	$0	$0	$0
Total Expenses	$19,899	$9,134	$0
Net Loss	$(19,899)	$(9,134)	$0

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with GOLD DRAGON ENTERPRISES INC.

1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2.  Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the claim to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

3.  Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the claim does not contain any reserves. Consequently, any funds spent on exploration will probably be lost which result in a loss of your investment.

4.  We lack an operating history and have a loss which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on June 12, 2008, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $29,033.  To achieve and maintain profitability and positive cash flow we are dependent upon:

*           our ability to locate a profitable mineral claim
*           our ability to economically extract the minerals
*           our ability to generate revenues and ultimately become profitable.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

5.  Because our sole officer and our director is located outside the United States of America, he will not be visiting the claim in the future.

Our sole officer and directors resides in China.  He has visited the property once, but will not be visiting the property we intend to explore in the future.  He will be communicating with a consultant we hire.  The consultant will be responsible for implementing our exploration program and will keep Mr.  Deng apprised of our project.  As of the date of this prospectus, we have not retained a consultant and will not do so until we have raised the minimum amount of this offering.  If we are unable to retain a consultant, we may cease operations.

6.  Because our sole officer and director has no technical training or experience in exploring for, starting, and operating an exploration program, his decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. As a result, we may have to suspend or cease activities which will result in the loss of your investment.

Our sole officer and directors has no experience with exploring for, starting, and operating an exploration program. Further, our sole officer and director has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry. As a result we may have to suspend or cease activities which will result in the loss of your investment.

7.  Because our sole officer and our director is located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against him.

We do not currently maintain a permanent place of business within the United States. In addition, our sole officer and director is a national and resident of a country other than the United States, and all of his assets are located outside the United States. As a result, it may be difficult for you to effect service of process or enforce within the United States any judgments obtained against our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of China and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole officer and director predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

8.  Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. Consequently, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

9.  Because Yuan Kun Deng our sole officer and director, will own more than 80% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Deng will still own 10,000,000 shares and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Deng will be able to elect all of our directors and control our operations.

10.  Because our sole officer and director has other outside business activities and will only be devoting 25% of his time or approximately ten hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because our sole officer and director has other outside business activities and will be only be devoting 25% of his time or ten hours each per week to our activities, our activities may be sporadic and occur at times which are convenient to him.  As a result, exploration of the claim may be periodically interrupted or suspended.

11.  While our sole officer and director has agreed to advance funds to us as needed until the public offering is completed or failed, the same is unenforceable as a matter of law.

Yuan Kun Deng, our sole officer and director, has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the claim should mineralized material not be found thereon.  There is one agreement evidencing both events.  The foregoing agreement is oral, there is nothing in writing to evidence the same. While Mr. Deng has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same.  Accordingly, we will have no right of action against Mr. Deng should he not advance the funds we need until the public offering is completed or failed or Mr. Deng does not advance the cost of reclamation of the claim should mineralized material not be found thereon.

Risks associated with this offering:

12.  Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. Only our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

13.  Because our depository bank account is located outside the United States of America, it may be difficult for an investor to enforce any rights he may have against us or the depository bank.

Funds received from investors will be deposited in a bank account at HSBC, Shop 2, G/F, Dalian Gold Name Commercial Tower, No.68 Renmin Road, Dalian, Liaoning 116001, People’s Republic of China.  Its telephone number is (411) 8280-8196.   As a result, it may be difficult for you to effect service of process or enforce within the United States any judgments obtained against the bank, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  In addition, there is uncertainty as to whether the courts of China and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or HSBC predicated upon the laws of the United States or any state thereof, or be competent to hear original actions brought in China or other jurisdictions against us, HSBC, or our sole officer and director upon the laws of the United States or any state thereof.

14.  Because our sole officer and director is risking a small amount of capital and a claim, you, on the other hand, are risking up to $100,000.  Accordingly, if we fail, you will absorb most of our loss.

Our sole officer and director will receive a substantial benefit from your investment. Our sole officer and director, Mr. Deng, invested $10,000  to acquire his 10,000,000 shares of common stock   and advanced an additional $27,170 for expenses incurred by us.  Of the $27,170 advanced to us, $24,903 specifically related to expenses of this offering and will be repaid to Mr. Deng from the proceeds of this offering.   You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment, while our officer and director, Mr. Deng will lose only $37,170.

15.  Because there is no public trading market for our common stock, you may not be able to resell your stock, and as a result, your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  Your investment is illiquid and there is no assurance that you will ever be able to resell your shares.

16.  Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock.  In the future, if we sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

17.  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing of monthly account statements.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale.  The imposition of these additional sales practices could adversely affect your ability to dispose of our stock.

USE OF PROCEEDS

Our offering is being made on a $50,000 minimum $100,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if $50,000, $75,000, and $100,000 is raised in this offering.

	$50,000	$75,000	$100,000
Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$40,000	$40,000	$40,000
Net proceeds	$10,000	$35,000	$60,000

The net proceeds will be used as follows:

Consulting Services	$500	$5,000	$5,000
Survey & Surface Sampling	$7,500	$7,500	$7,500
Trenching & Sampling	$0	$10,500	$10,500
Core Drilling	$0	$7,100	$29,350
Analysis	$1,000	$3,000	$3,000
Telephone	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$750	$750	$3,500
Office Equipment	$100	$1,000	$1,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees. A portion of the proceeds of this offering will be paid to Mr. Deng to reimburse Mr. Deng for advances he made for legal services, accounting fees, fees due the transfer agent, printing expenses, and filing fees  for this offering. Of the total amount of $27,170  advanced  by Mr. Deng to date, $24,903 related to the expenses of this offering  and will be repaid from the proceeds of the offering and are included in the “Offering expenses” set forth above $2,267 did not relate to the foregoing items and accordingly will not be repaid from the proceeds of the offering.   The foregoing $27,170 is in addition to the $10,000 Mr. Deng paid for his 10,000,000 shares of common stock.   With respect to the items not related to this offering, Mr. Deng has agreed to accept repayment when we have sufficient funds to do so.

Exploration expenditures consist of fees to for consulting services, the cost of trenching, core drilling, and cost of analyzing core samples. We are not going to spend any money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000. We have not selected or identified a consultant and will not do so until we have completed this offering. Our consultant, in consultation with our sole officer, will supervise and contract for our exploration operations through independent contractors. Trenching will conducted in order to accumulate samples from the surface area. Core drilling will be used in order to accumulate samples from the subsurface. Core drilling will cost $20 per foot. We will drill as many holes as proceeds from the offering will allow. We estimate drilling no holes if we raise only the minimum amount, three holes if we raise $75,000, and fifteen holes if we raise the maximum amount.  We will drill the holes to a depth of 100 feet.  We estimate it will cost up to $500 to analyze the surface samples and $2,500 to analyze the core samples.

In the event we raise less than $75,000, we will not conduct any trenching or core drilling, but will limit our exploration activity to surveying, surface sampling and analysis of the surface samples.

We have allocated funds for telephone service, stationary, accounting, acquisition of office equipment and office supplies as needed.

We have allocated variable amounts of money for exploration because we do not know how much will ultimately be needed. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only if we determine we have reserves will we consider developing the claim.

A portion of the proceeds from the offering will be paid to our sole officer and director as set forth in the Use of Proceeds section of this prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history;
*	the proceeds to be raised by the offering;
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders; and,
*	our relative cash requirements.

DILUTION OF THE PRICE PUBLIC SHAREHOLDERS PAY FOR THEIR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares public shareholders purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2010, the net tangible book value of our shares of common stock was $866 or approximately $0.0001 per share based upon 10,000,000 shares outstanding.

If 2,000,000 Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 12,000,000 shares to be outstanding will be $60,866 or approximately $0.0051 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0050 per share without any additional investment on their part.  Public shareholders will incur an immediate dilution from $0.05 per share to $0.0051 per share.

After completion of this offering, if 2,000,000 shares are sold,  public shareholders  will own approximately 16.67% of the total number of shares then outstanding for which  public shareholders  will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholder will own approximately 83.33% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or approximately $0.001 per share.

If 1,500,000 Shares Are Sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 11,500,000 shares to be outstanding will be $35,866 or approximately $0.0032 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0031 per share without any additional investment on their part.  Public shareholders will incur an immediate dilution from $0.05 per share to $0.0032 per share.

After completion of this offering, if 1,500,000 shares are sold,  public shareholders  will own approximately 13.04% of the total number of shares then outstanding for which  public shareholders  will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholder will own approximately 86.96% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or approximately $0.001 per share.

If the 1,000,000 Shares Are Sold:

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 11,000,000 shares to be outstanding will be $10,866, or approximately $0.0010 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0009 per share without any additional investment on their part.  Public shareholders will incur an immediate dilution from $0.05 per share to $0.0010 per share.

After completion of this offering, if 1,000,000 shares are sold,  public shareholders  will own approximately 9.09% of the total number of shares then outstanding for which  public shareholders  will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholder will own approximately 90.91% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or approximately $0.001 per share.

The following table compares the differences of public shareholders’ investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.05
Net tangible book value per share before offering	$0.0001
Potential gain to existing shareholders	$0.0050
Net tangible book value per share after offering	$0.0051
Increase to present stockholders in net tangible book value per share
after offering	$0.0050
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	12,000,000
Percentage of ownership after offering	83.33%

Purchasers of Shares in this Offering if 2,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0449
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	16.67%

Purchasers of Shares in this Offering if 1,500,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0468
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Percentage of ownership after offering	13.04%

Purchasers of Shares in this Offering if 1,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0490
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	16.67%
Percentage of capital contributions by new investors	83.33%
Percentage of ownership after offering	9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at HSBC, Shop 2, G/F, Dalian Gold Name Commercial Tower, No.68 Renmin Road, Dalian, Liaoning 116001, People’s Republic of China.  Its telephone number is (411) 8280-8196. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use them as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us.

If we do not receive the minimum amount of $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you with interest and without a deduction of any kind. We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	an extension of the date by which we must sell the minimum number of shares;
*	change in the use of proceeds;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds.

We will sell the shares in this offering through Yuan Kun Deng, our sole officer and director.  He will receive no commission from the sale of any shares. He will not register as a broker/dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Deng is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings. We will not utilize the Internet to advertise our offering. Mr. Deng will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

                All of our shares of common stock will be sold outside the United States of America.  No shares of our common stock will be sold inside the United States of America.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days, unless the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “GOLD DRAGON ENTERPRISES INC.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the claim. That cash must be raised from other sources. Our only other source for cash at this time is possible investors in this public offering.  We must raise cash to implement our project and stay in business. If we raise the minimum amount of money in this offering, we believe it will last twelve months.

We will be conducting research in the form of exploration of the claim. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Access from Las Vegas, Nevada to the Golden Knight Lode Claim is southeastward to Boulder City, thence southward via Highway 95 to Searchlight, thence westward via Highway 164 to Crescent from where a sub-standard road is taken northward to the Golden Knight Lode Claim. The entire distance from Las Vegas to the Golden Knight Lode Claim is approximately 82 miles.

In addition to the state regulations, federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with federal regulations, the Golden Knight Lode Claim is in good standing to September 1, 2010. A yearly maintenance fee of $140.00 is required to be paid to the Bureau of Land Management prior to the expiration date to keep the claim in good standing for an additional year.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the claim contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the claim. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can’t raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The claim is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the claim has never been mined. The only event that has occurred is the recording of the claim by Larry Sookochoff in our name and a physical examination of the claim by Mr. Deng, our sole officer and director. The registration of the claim was included in the $2,267 paid to Larry Sookochoff. No additional payments were made or are due to Larry Sookochoff for his services.   Mr. Deng and Mr. Sookochoff met at a mining conference in china some years back and Mr. Sookochoff introduced Mr. Deng to the opportunities in the USA mining market, wanting to spread risk and create liquidity, the ultimate plan called for the current structure. Mr. Sookochoff wrote the engineering report.  The report outlined the work program and the cost of the work program.  From time to time he will consult with Gold Dragon with respect to the best way to proceed; implement the exploration program; supervise exploration; hire personnel as needed; and, assist with the assaying of samples.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining claim may or may not be located on our claim.

We do not claim to have any minerals or reserves whatsoever at this time on the claim.

We intend to implement an exploration program which consists of trenching and core sampling. Trenching is the process of removing samples from the surface and immediately below the surface of the ground.  Core sampling is the process of drilling holes to a depth of up to 100 feet in order to extract samples of earth. Mr. Deng, after confirming with our consultant, will determine where drilling will occur on the claim. Mr. Deng will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the claim. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the claim; or develop the claim. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to American Assay Labs of Reno, Nevada.   We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We do not intend to interest other companies in the claim if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the claim if we do not find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a second public offering, a private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds other than the funds being raised in this public offering. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

We don’t intend to hire additional employees at this time. All of the work on the claim will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

The following are our milestones:

1.
0-90 days after completion of the offering, retain our consultant to manage the exploration of the claim. Cost - up to $5,000. Time of retention 0-90 days. To carry out this milestone, we must hire a consultant. There are a number of mining consultants located in Reno, Nevada that we intend to interview.

2.
90-180 days after completion of the offering. - Surveying, Trenching, Sampling, and Core Drilling.  We will survey the claim.  Surveying will cost up to $7,500.  Trenching will cost up to 10,500. Trenching will used to accumulates samples from the surface and just below the surface.  Core drilling will cost up to $29,350. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling will be subcontracted to non-affiliated third parties.   In the event we raise less than $75,000, we will not conduct any trenching or core drilling, but will limit our exploration activity to surveying, surface sampling and analysis of the surface samples.  Time to conduct the core drilling - 90 days. The driller will be retained by our consultant.

3.
180-210 days after completion of the offering. Have an independent third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, we will attempt to define the ore body. We estimate that it will cost $3,000 to analyze the core samples and will take 30 days. Delivery of the samples to the independent third party is necessary to carry out this milestone.

The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section. All funds for the foregoing activities will be obtained from this public offering.

There are no events or circumstances that would cause the timeline for our milestones to changes.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of the claim before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering, whether it be the minimum amount or the maximum amount, will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the claim, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Yuan Kun Deng, our sole officer and director has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the claim area should mineralized material not be found thereon.  There is one agreement evidencing both events.  The foregoing agreement is oral, there is nothing in writing to evidence the same. While Mr. Deng has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same.  Accordingly, we will have no right of action against Mr. Deng should he not advance the funds we need until the public offering is completed or failed or Mr. Deng does not advance the cost of reclamation of the claim should mineralized material not be found thereon.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Whether we raise the minimum amount or maximum amount, it will last a year. Other than as described in this paragraph, we have no other financing plans.

We have the right to explore one claim containing one twenty acre claim. We will begin our exploration plan upon completion of this offering. We expect to start exploration operations, weather permitting, within 90 days of completing this offering. As of the date of this prospectus, we have yet to begun operations and therefore we have yet to generate any revenues.

Since inception, we have issued 10,000,000 shares of our common stock to our sole officer and director and received $10,000.

We issued 10,000,000 shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $10,000. This was accounted for as an acquisition of shares. Yuan Kun Deng covered our initial expenses of $2,267 including incorporation, fees for registering the claim, all of which was paid directly to Mr. Sookochoff. The amount owed to Mr. Deng is non-interest bearing, unsecured and due on demand. Further, the agreement with Mr. Deng is oral and there is no written document evidencing the agreement.

As of April 30, 2010, our total assets were $9,937 and our total liabilities were $28,970.

BUSINESS

General

We were incorporated in the State of Nevada on June 12, 2008. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one claim. We maintain our statutory registered agent’s office at Business Filings Incorporated, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalian, China 116001. This is our mailing address as well. Our telephone number is 86-130-798-88886.  This is Mr. Deng’s office.  We use this space on a rent free basis.

There is no assurance that a commercially viable mineral deposit exists on the claim and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Mr. Deng did not agree to purchase shares of Gold Dragon or serve as an officer or director of Gold Dragon at least in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

The fee simple title to the property is owned by the United States of America.  Mineral Property Services staked the land and obtained a claim from the BLM.  The claim is referred to as “Golden Knight Lode Claim.”  We have the right to enter on the claim with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the claim.  We are the registered owner of the Golden Knight Lode Claim.

The claim is unencumbered and there are no competitive conditions which affect the claim. Further, there is no insurance covering the claim and we believe that no insurance is necessary since the claim is unimproved and contains no buildings or improvements.

To date, we have not performed any work on the claim. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the claim until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

We have no current plans, proposals or arrangements, written or otherwise, to abandon the exploration of our mineral claim and either enter into a different line of business or to complete a business combination transaction with another company.

Claim

The Golden Knight Lode Claim is comprised of one located claim with an area of 20 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern corner of the State of Nevada, U.S.A. The Golden Knight Lode Claim covers some former exploratory workings on an indicated mineral showing.  We are the registered owner of the Golden Knight Lode Claim.

MAP 1

MAP 2

MAP 3

Location and Access

The Golden Knight Lode Claim, comprising 20 acres, was located on September 5, 2009 and was filed in the Clark County recorder’s office in Las Vegas on October 27, 2009 as Instrument 20091027000 & 200910270001966 File 83 Page 11 in the official records, book No. 20091027.

The Golden Knight Lode Claim is located within Sections 5 and 6, Township 28-S, Range 60-E, in the Sunset Mining District of Clark County, Nevada.

Access from Las Vegas, Nevada to the Golden Knight Lode Claim is southeastward to Boulder City, thence southward via Highway 95 to Searchlight, thence westward via Highway 164 to Crescent from where a sub-standard road is taken northward to the Golden Knight Lode Claim. The entire distance from Las Vegas to the Golden Knight Lode Claim is approximately 82 miles.

In addition to the state regulations, federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with federal regulations, the Golden Knight Lode Claim is in good standing to September 1, 2010. A yearly maintenance fee of $140.00 is required to be paid to the Bureau of Land Management prior to the expiration date to keep the claim in good standing for an additional year.

History

There is no recorded production from the ground covered by the Golden Knight Lode Claim; however, inclusive prospect pits indicate the exploration of mineralized zones.

Physiography, Climate, Vegetation and Water

The Golden Knight Lode Claim (the “Claim”) is situated midway through the approximate 14 mile Lucy Grey Mountain Range, a north-south trending range of mountains with crests reaching elevations up to 2,500 feet. The Claim mainly covers a northwesterly trending valley floor in the northern portion with the south western portion covering the northerly slopes extending from a ridge 600 feet to the west.

Topography on the Claim is moderate with an elevation of 1,010 feet within the valley in the north to an elevation of 1,065 feet in the southwest corner.

The Claim area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

Regional Geology

Geologically, the Sunset district is the southern extension of the Yellow Pine District where the Mountain Ranges consist mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. A series of Carboniferous sediments consist largely of siliceous limestones and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees which is occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills. The quartz-monzonite porphyry is intruded into these strata and is of post-Jurassic age, perhaps Tertiary.

Claim Geology

The Golden Knight Lode Claim is indicated to be underlain in part by basement Precambrian rocks overlain by the Cambrian to Devonian Goodsprings dolomite.

Claim Mineralization

The ore deposits can at best be characterized as enigmatic. They appear to fall into two distinct types, which may or may not be related, gold-copper deposits and lead-zinc deposits. Gold-copper deposits are clearly related to sill-like masses of granite porphyry. All existing mines worked the contact between the intrusive and surrounding sedimentary rocks. Gold occurred in both the intrusive and the carbonate wall rocks. It appears any carbonate unit was a suitable host.

The lead-zinc deposits are often distant from intrusives and occur as veins or replacements of brecciated rocks along fault zones, either thrust faults or normal faults. Unlike the gold deposits, the productive lead-zinc deposits are restricted to the Monte Cristo Formation.

Mineralogy of gold-copper deposits consists of native gold, pyrite, limonite, cinnabar, malachite, azurite and chrysocolla. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerrusite, anglesite, galena and iron oxides. The rather unusual mineralogy of the district is due to the great depth of surface oxidation, exceeding 600 feet.

Typical sulfides such as chalcopyrite, sphalerite and pyrite have been partially or completely altered to more stable hydrated carbonates and sulfates. Only the highly insoluble lead sulfide, galena has successfully resisted surface oxidation.

Primary alteration is difficult to characterize due to the supergene overprint, but again appears to differ for gold-copper deposits and lead-zinc deposits. Gold-copper ores have been extensively sericitized and kaolinized, altering the host pluton to a rock that can be mined through simple excavation with little or no blasting. The rock is so thoroughly altered it decrepitates on exposure to the atmosphere. On the other hand, lead-zinc deposits appear to be characterized by dolomitization and minor silicification.

Supplies

Supplies and manpower are readily available for exploration of the claim.

Other

Other than our interest in the claim, we own no other property.

Our Proposed Exploration Program

Working with a $10,000 to $60,000 budget, we plan on doing trenching work with a back-hoe to expose bedrock.  Metal detecting, soil and rock chip sampling, and geological mapping will be done once the bedrock is exposed.  The object of this work will be to determine if there is an economically recoverable gold resource on this claim.  All sample locations will be marked and mapped.  The initial phase of work will provide enough information to allow the company to decide whether or not to proceed to the next phase of exploration.

It will take us two to three weeks to complete the trenching and collect the samples.  Samples will be shipped to American Assay Labs of Reno Nevada, certified assayers.  It will take another two to three weeks to obtain results from the lab.  We will plot all sample locations on enlarged topo maps and provide GPS with these locations.  Thereafter we will begin core drilling.

Funds will be used exclusively for trenching, grid installation, metal detection, sample collecting, supplies, shipping, lab costs, meals, motels, truck fuel and labor.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The claim is undeveloped raw land. Exploration and surveying has not been initiated until we raise additional money. That is because we do not have money to complete exploration.

Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not claim to have any minerals or reserves whatsoever at this time on any of the claim.

The costs of our work program were provided by Professional Engineer and Geologist, Laurence Sookochoff.  We have no relationship with Mr. Sookochoff. We will begin exploration activity in the fall of 2010.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success.  That is because we have a piece of raw land and we intend to look for a gold ore body.  We may or may not find an ore body.  We have the right to prospect, explore, test, develop, work and mine the claim.  We hope we do, but it is impossible to predict the likelihood of such an event.  The overwhelming likelihood is that there is no ore body on our sole mineral claim.  In addition, the nature and direction of the exploration may change depending upon initial results.

We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

The following is an outline of the estimated maximum costs of this first phase of exploration of this claim:

Consulting Services	$5,000
Survey & Surface Sampling	$7,500
Trenching & Sampling	$10,500
Core Drilling	$29,350
Analyzing Samples	$3,000

In the event we raise less than $75,000, we will not conduct any trenching or core drilling, but will limit our exploration activity to surveying, surface sampling and analysis of the surface samples.

Competitive Factors

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the claim. We will either find gold on the claim or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in the United States and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Rental Fee Requirement

The Federal government’s Continuing Act of 2002 extends the requirement of rental or maintenance fees in place of assessment work for filing and holding mining claims with the BLM. All claimants must pay a yearly maintenance fee of $125 per claim for all or part of the mining claim assessment year. The fee must be paid at the State Office of the Bureau of Land Management by August 31, of each year. We have paid this fee through 2010. The assessment year ends on noon of September 1 of each year.  The initial maintenance fee is paid at the time the Notice of Location is filed with the BLM and covers the remainder of the assessment year in which the claim was located. There are no exemptions from the initial fee. Some claim holders may qualify for a Small Miner Exemption waiver of the maintenance fee for assessment years after the year in which the claim was located.  We do not qualify for a Small Miner Exemption.  The following sets forth the BLM fee schedule:

Fee Schedule (per claim)
Location Fee	$30
Maintenance Fee	$125
Service Charges	$10
Transfer Fee	$5
Proof of Labor	$5
Notice of Intent to Hold	$5
Transfer of Interest	$5
Amendment	$5
Petition for Deferment of Assessment Work	$25
Notice of Intent to Locate on Stock Raising Homestead land	$25

The BLM regulations provide for three types of operations on public lands: 1. Casual Use level, 2. Notice level and 3. Plan of Operation level.

1. Casual Use means activities ordinarily resulting in no or negligible disturbance of the public lands or resources. Casual Use operations involve simple prospecting with hand tools such as picks, shovels, and metal detectors. Small-scale mining devices such as dry washers having engines with less than 10 brake-horsepower are allowed, provided they are fed using only hand tools. Casual Use level operations are not required to file an application to conduct activities or post a financial guarantee.

2. Notice level operations include only exploration activities in which five or less acres of disturbance are proposed. Presently, all Notice Level operations require a written notice and must be bonded for all activities other than reclamation.

3. Plans of Operation activities include all mining and processing (regardless of the size of the proposed disturbance), plus all other activities exceeding five acres of proposed public land disturbance.

Operators are encouraged to conduct a thorough inventory of the claim to determine the full extent of any existing disturbance and to meet with field office personnel at the site before developing an estimate. The inventory should include photographs taken “before” and “after” any mining activity.

If an operator constructs access or uses an existing access way for an operation and would object to BLM blocking, removing, or claiming that access, then the operator must post a financial guarantee that covers the reclamation of the access.

Concurrence by the BLM for occupancy is required whenever residential occupancy is proposed or when fences, gates, or signs will be used to restrict public access or when structures that could be used for shelter are placed on a claim. It is the claimant's responsibility to prepare a complete notice or plan of operators.

Mining Claims On State Land

The Nevada law authorizing location of claims on State Lands was repealed in 1998. Acquisition of mineral rights on Nevada trust land can only be accomplished by application for a prospecting permit, mineral lease, or lease of common variety materials.

We will secure all necessary permits for exploration and, if development of the claim is warranted, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the claim.

We will secure all necessary permits for exploration and, if development is warranted on the claim, will file final plans of operation before we start any mining operations. At this point, a permit from the BLM would be required. Also, we would be required to comply with the laws of the state of Nevada and federal regulations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the claim. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities.

We have not allocated any funds for the cost of reclamation of the claim. Yuan Kun Deng, our sole officer and director has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the claim should mineralized material not be found thereon.  There is one agreement evidencing both events.  The foregoing agreement is oral, there is nothing in writing to evidence the same. While Mr. Deng has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same.  Accordingly, we will have no right of action against Mr. Deng should he not advance the funds we need until the public offering is completed or failed or Mr. Deng does not advance the cost of reclamation of the claim should mineralized material not be found thereon.

Subcontractors

We intend to use the services of a consultant who will supervise the subcontractors for manual labor exploration work on the claim.  We have not selected the consultant as of the date of this prospectus and will not do so until we have completed this offering.

Employees and Employment Agreements

At present, we have no full-time employees. Our sole officer and director is a part-time employee and will devote about 25% of his time or ten hours per week to our operation. Our sole officer and director does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. Our sole officer and director will handle our administrative duties. Because our sole officer and director is inexperienced with exploration, he will hire qualified persons to perform our exploration activities.  As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

Claim Interests and Mining Claims in General

Mining claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mining claims are self-initiated and self-maintained and therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of the public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. If the validity of a patented mining claim is challenged by the BLM or the U.S. Forest Service on the grounds that mineralization has not been demonstrated, the claimant has the burden of proving the present economic feasibility of mining minerals located thereon. Such a challenge might be raised when a patent application is submitted or when the government seeks to include the land in an area to be dedicated to another use.

Reclamation

We generally are required to mitigate long-term environmental impacts by stabilizing, contouring, resloping and revegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies.

Government Regulation

Mining operations and exploration activities are subject to various national, state, and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will obtain the licenses, permits or other authorizations currently required to conduct our exploration program. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the Nevada and United States.

Our mineral exploration program is subject to the regulations of the Bureau of Land Management.  The prospecting on the claim is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management office of the Department of Interior. Obtaining permits for minimal disturbance as envisioned by this exploration program will require making the appropriate application and filing of the bond to cover the reclamation of the test areas. From time to time, an archeological clearance may need to be contracted to allow the testing program to proceed.

Environment Regulations

Our activities are subject to various federal and state laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. We intend to conduct business in a way that safeguards public health and the environment.  We will conduct our operational compliance with applicable laws and regulations.

Changes to current state or federal laws and regulations, where we intend to operate could in the future require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our project.

During 2009, there were no material environmental incidents or non-compliance with any applicable environmental regulations on the Golden Knight Lode Claim

Our Office

Our office is located at 12F, World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalian, China 116001. This is our mailing address as well. Our telephone number is 86-130-798-88886.  This is Mr. Deng’s office.  We use this space on a rent free basis.

Overlap between our sole officer and other professionals

Mr. Deng, our sole officer and director has retained, on behalf of Earth Dragon Resources Inc. and Multiplayer Online Dragon, Inc., two public companies he owns and controls, Conrad C. Lysiak for legal services and Michael Studer for auditing services.  Mr. Deng has relied on their services previously in connection with the foregoing companies and believes they are prompt and professional in providing the services he contracted them to perform.  Mr. Lysiak and Mr. Studer primarily provide legal and auditing services, respectfully, to start-up companies seeking to enter the public arena.  While Mr. Lysiak and Mr. Studer provide such services, they are not in any manner involved with the management or ownership of any companies Mr. Deng owns or controls.  Earth Dragon has not taken any material steps to advance its plan of operation even though it was able to close its 98% subscribed initial public offering in January 29, 2009.  MultiPlayer Online Dragon, Inc. has taken steps to execute its business plan.

MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and positions of our present, sole officer and director is set forth below:

Name and Address	Age	Position(s)
Yuan Kun Deng	56	president, principal executive officer, principal
12F World Trade Centre		accounting officer, principal financial officer,
No. 25 Tongxing Street		secretary, treasurer and a member of the board of
Zhongshan District, Dalian		directors
Peoples Republic of China 116001

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of our officers and directors

Yuan Kun Deng, President, Principal Executive Officer, and a member of the Board of Directors

Since June 12, 2008, our inception, Yuan Kun Deng has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and our sole member of the board of directors. Mr. Deng owns 100% of the outstanding shares of our common stock.  As such, he unilaterally decided that he was going to be our sole officer and director.  His decision did not in any manner relate to his previous employments.  His previous experience, qualifications, attributes or skills were not considered when he appointed himself as our sole officer and director.   Since July 3, 2008, Mr. Deng has been the president, principal executive officer, principal financial officer, principal accounting officer and a member of the board of directors of MultiPlayer Online Dragon, Inc., a corporation engaged in the business of developing a search engine.  MultiPlayer’s common stock is not traded anywhere. Since October 23, 2007, Mr. Deng has been president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and sole member of the board of directors of Earth Dragon Resources Inc., an exploration stage mining company. Earth Dragon’s common stock is listed for trading on the Bulletin Board under the symbol “EARH”. Since January 1983, Mr. Deng has been managing investments in real estate, securities, restaurants, agriculture, marine horticulture and retail outlets for himself and unrelated third parties.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Eastern World Solutions Inc.

During the past ten years, Mr. Deng has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

We believe Mr. Deng will not be subject to conflicts of interest, since we will not acquire any additional properties. No policy has been implemented or will be implemented to address conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our sole officer from inception on June 12, 2008 through October 31, 2009. Since October 31, 2009, no compensation of any kind has been paid to Mr. Deng.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Yuan Kun Deng	2009	0	0	0	0	0	0	0	0
President, Secretary,	2008	0	0	0	0	0	0	0	0
and Treasurer	2007	0	0	0	0	0	0	0	0

As of the date hereof, we have not entered into an employment contract with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

As of November 30, 2009, we have not paid any compensation to our sole officer.

The following table sets forth information with respect to compensation paid by us to our sole director during the last completed fiscal year.  Our fiscal year end is October 31.  Since October 31, 2009, no compensation of any kind has been paid to Mr. Deng.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Yuan Kun Deng	0	0	0	0	0	0	0

All compensation received by our sole officer and director has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our sole officer and director.

We have no plans to pay any salaries to anyone until mineralized material is discovered and we begin selling the same.

As of December 31, 2009, we have not paid any compensation to our sole director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares.

			Percentage of
		Number of Shares	Ownership
	Number of	After Offering	After the Offering
Name and Address	Shares Before	Assuming all of the	Assuming all of the
Beneficial Ownership [1]	The Offering	Shares are Sold	Shares are Sold
Yuan Kun Deng	10,000,000	10,000,000	83.33%
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
People’s Republic of China 116001

All Officers and Directors	10,000,000	10,000,000	83.33%
as a Group (1 person)

[1]	The person named above is a “promoter” as defined in the Securities Exchange Act of 1934. Mr. Deng is our only promoter.

Future Sales by Existing Stockholders

10,000,000 shares of common stock were issued to Yuan Kun Deng, our sole officer and director on October 24, 2009. The 10,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Rule 144 permits unlimited public resales by non-affiliates of his shares six months after their acquisition, provided that current public information is available.   After six months, affiliates may resell their shares in accordance with all of the Rule 144 requirements including: current public information; volume limitations (not more than 1% of the total outstanding shares every three months); sales must be made in broker’s transactions or with a market maker; and, filing a Form 144.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 10,000,000 shares of our stock are currently owned by our sole officer and director.  He will likely sell a portion of his stock, if it is beneficial for him to do so.  If he does sell his stock into the market, the sales may cause the market price of the stock to drop.

There is currently no public market for our shares of common stock and there is no assurance a public market will ever develop.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present stockholders will own approximately 83.33% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur.  Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we conduct business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701.  Their telephone number is (727) 289-0010.

CERTAIN TRANSACTIONS

In October 2009, we issued 10,000,000 shares of restricted common stock to Yuan Kun Deng, our president, in consideration of $10,000.

Mr. Deng also caused the claim, comprised of one mining claim, to be staked by a registered agent in consideration of $2,267.

Yuan Kun Deng, our president, has advanced $27,170 for our operations since inception.  The advances are not evidenced by any written documentation.  A portion of the proceeds of this offering will be paid to Mr. Deng to reimburse Mr. Deng for advances he made for legal services, accounting fees, fees due the transfer agent, printing expenses, and filing fees. Of the $27,170 paid by Mr. Deng, $21,859 related to the foregoing items and will be repaid from the proceeds of the offering.  $2,267 did not relate to the foregoing items and accordingly will not be repaid from the proceeds of the offering.  With respect to the items not related to this offering, Mr. Deng has agreed to accept repayment when we have sufficient funds to do so.  The advances by Mr. Deng are interest free.

We use approximately 10 square feet of office space at Mr. Deng’s office for our office on a rent free basis.

Mr. Deng is our only promoter.  He has not received and will not receive anything of value from us, directly or indirectly in his capacity as a promoter.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our audited financial statements for the year ended to October 31, 2009 and for the period June 12, 2008 (inception) to October 31, 2008, included in this prospectus have been audited by Michael T. Studer CPA P.C., Independent Public Accountant, 18 East Sunrise Highway, Suite 311, Freeport, New York 11520 as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares of common stock being sold in this offering.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Michael T. Studer CPA P.C., Independent Registered Public Accounting Firm, 18 East Sunrise Highway, Suite 311, Freeport, New York 11520.

Our financial statements for the six months ended April 30, 2010, for years ended October 31, 2009 and 2008, and for the period June 12, 2008 (inception) to April 30, 2010, immediately follow:

Gold Dragon Enterprises Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)

	April 30,	October 31,
	2010	2009
ASSETS	(Unaudited)
Current Assets
Cash	$9,937	$9,991
Total Current Assets	9,937	9,991
Mining property acquisition costs, less reserve for
impairment of $2,267	-	-
Total Assets	$9,937	$9,991

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Account payable and accrued liabilities	$1,800	$9,125
Due to related party	27,170	-
Total current liabilities	28,970	9,125
Stockholder's Equity
Common stock, $0.0001 par value;
authorized 75,000,000 shares,
issued and outstanding 10,000,000 shares	1,000	1,000
Additional paid-in capital	9,000	9,000
Deficit accumulated during
the exploration stage	(29,033)	(9,134)
Total stockholder's equity	(19,033)	866
Total Liabilities and Stockholder's Equity	$9,937	$9,991

See notes to financial statements.

Gold Dragon Enterprises Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)
(Unaudited)

	Three	Three	Six	Six	Period June
	months	months	months	months	12, 2008
	Ended	Ended	Ended	Ended	(Inception)
	April 30,	April 30,	April 30,	April 30,	to April 30,
	2010	2009	2010	2009	2010

Revenue	$-	$-	$-	$-	$-

Cost and expenses
Impairment of mining property acquisition costs	-	-	-	-	2,267
General and administrative expenses	3,218	-	19,899	-	26,766
Total Costs and Expenses	3,218	-	19,899	-	29,033
Net Loss	$(3,218)	$-	$(19,899)	$-	$(29,033)

Net Loss per share
Basic and diluted	$(0.00)	$-	$(0.00)	$-

Number of common shares used to compute loss per share
Basic and Diluted	10,000,000	-	10,000,000	-

See notes to financial statements.

Gold Dragon Enterprises Inc.
(An Exploration Stage Company)
Statements of Stockholder's Equity
For the period June 12, 2008 (Inception) to April 30, 2010
(Expressed in US Dollars)

				Deficit
				Accumulated
	Common Stock, $0.0001		Additional	During the	Total
	Par Value		Paid-in	Exploration	Stockholder's
	Shares	Amount	Capital	Stage	Equity
Common stock issued for cash
on October 24, 2009 at $0.001 per share	10,000,000	$1,000	$9,000	$-	$10,000
Net loss for the year ended
October 31, 2009	-	-	-	(9,134)	(9,134)
Balance, October 31, 2009	10,000,000	1,000	9,000	(9,134)	866
Unaudited:
Net loss for the six months
ended April 30, 2010	-	-	-	(19,899)	(19,899)
Balance, April 30, 2010	10,000,000	$1,000	$9,000	$(29,033)	$(19,033)

See notes to financial statements.

Gold Dragon Enterprises Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

			Period June
			12, 2008
	Six months	Six months	(Inception),
	Ended April	Ended April	to April 30
	30, 2010	30, 2009	2010
Cash Flows from Operating Activities
Net loss	$(19,899)	$-	$(29,033)
Adjustments to reconcile net loss to net cash
used for operating activities:
Impairment of mining property acquisition costs		-	2,267
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(7,325)	-	1,800
Net cash provided by (used for) operating activities	(27,224)	-	(24,966)

Cash Flows from Investing Activities
Mineral property acquisition	-	-	(2,267)
Net cash provided by (used for) investing activities	-	-	(2,267)

Cash Flows from Financing Activities
Proceeds from sale of common stock	-	-	10,000
Due to related party	27,170	-	27,170
Net cash provided by (used for) financing activities	27,170	-	37,170

Increase (decrease) in cash		-	9,937
Cash, beginning of period		-	-

Cash, end of period	$9,937	$-	$9,937

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to financial statements.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2010
(Expressed in US Dollars)
(Unaudited)

1.	Organization and Business Operations

Gold Dragon Enterprises Inc. (the “Company”) was incorporated in the State of Nevada on June 12, 2008. The Company is an Exploration Stage Company as defined by Accounting Standards Codification (“ASC”) Topic 915. The Company has acquired a mineral property located in the State of Nevada, United States of America, and has not yet determined whether this property contains reserves that are economically recoverable.

On January 4, 2010, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to sell up to 2,000,000 shares of common stock at $0.05 per share to raise cash proceeds of up to $100,000 on a “best efforts, all or none” basis as to the first 1,000,000 shares and on a “best efforts” basis as to the remaining 1,000,000 shares. Amendments to the Registration Statement have also been filed. The Registration Statement has not yet been “declared effective” by the SEC.

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of April 30, 2010, the Company had cash of $9,937 and a deficit stockholder’s equity of $19,033. Further, the Company had a net loss from June 12, 2008 (inception) to April 30, 2010 of $29,033. These factors create substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

2.           Interim Financial Information

The interim financial statements included herein as of April 30, 2010 and for the three and six months ended April 30, 2010 and 2009 and for the period June 12, 2008 (inception) to April 30, 2010 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

3.           Mineral Property

On September 5, 2009, we acquired the right to conduct exploration activities on the Golden Knight Lode Mining Claim, located in Sunset Mining District, Clark County, Nevada, U.S.A., at a cost of $2,267. The Claim Number is NMC#101767, which expires September 1, 2010.

On October 31, 2009, the Company recorded a $2,267 provision for impairment of mining property acquisition costs.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2010
(Expressed in US Dollars)
(Unaudited)

4.           Due to Related Party

The $27,170 amount due to related party at April 30, 2010 (unaudited) is due the chief executive officer of the Company, is non-interest bearing, and is due on demand.

5.           Common Stock

On October 24, 2009, the Company issued 10,000,000 shares of common stock to its chief executive officer for total cash proceeds of $10,000.

At April 30, 2010, there are no outstanding stock options or warrants.

6.           Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. At April 30, 2010 (unaudited), the $29,033 net operating loss carryforward expires $9,134 in year 2029 and $19,899 in year 2030. Pursuant to ASC Topic 740, “Income Taxes”, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. At October 31, 2009 and April 30, 2010 (unaudited), the valuation allowance established against the deferred tax assets was $3,197 and $10,162 respectively.

7.           Commitments and Contingencies

On November 16, 2009, the Company executed an agreement with a law firm to prepare and file a Registration Statement on Form S-1 in connection with its planned public offering (see Note 1). Among other things, the agreement provides for the payment of $25,000 legal fees to this law firm, $15,000 due upon execution of the agreement (paid December 10, 2009) and $10,000 due when the Registration Statement is declared effective by the SEC.

The chief executive officer of the Company is also the chief executive officer of other companies with the same business objective as that of the company.  If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

8.           Subsequent Events

The Company has evaluated subsequent events through the filing date of this Form S-1 amendment and has determined that there were no subsequent events to recognize or disclose in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Gold Dragon Enterprises Inc.

I have audited the accompanying balance sheets of Gold Dragon Enterprises Inc. (the “Company”), an exploration stage company, as of October 31, 2009 and 2008, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year ended October 31, 2009, for the period June 12, 2008 (inception) to October 31, 2008, and for the period June 12, 2008 (inception) to October 31, 2009. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Dragon Enterprises Inc., an exploration stage company, as of October 31, 2009 and 2008 and the results of its operations and cash flows for the year ended October 31, 2009, for the period June 12, 2008 (inception) to October 31, 2008, and for the period June 12, 2008 (inception) to October 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MICHAEL T.STUDER CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
December 30, 2009

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)

	October 31,	October 31,
	2009	2008
ASSETS
Current Assets
Cash	$9,991	$-
Total Current Assets	9,991	-
Mining property acquisition costs, less reserve for
impairment of $2,267	-	-
Total Assets	$9,991	$-

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Account payable and accrued liabilities	$9,125	$-
Total current liabilities	9,125	-
Stockholder’s Equity
Common stock, $0.0001 par value;
authorized 75,000,000 shares,
issued and outstanding 10,000,000 shares	1,000	-
at October 31, 2009
Additional paid-in capital	9,000	-
Deficit accumulated during
the exploration stage	(9,134)	-
Total stockholder’s equity	866	-
Total Liabilities and Stockholder’s Equity	$9,991	$-

See notes to financial statements.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)

		Period	Period
		June 12, 2008	June 12, 2008
	Year Ended	(Inception) to	(Inception) to
	October 31,	October 31,	October 31,
	2009	2008	2009

Revenue	$-	$-	$-

Cost and expenses
Impairment of mining property acquisition costs	2,267	-	2,267
General and administrative expenses	6,867	-	6,867
Total Costs and Expenses	9,134	-	9,134
Net Loss	$(9,134)	$-	$(9,134)

Net Loss per share
Basic and diluted	$(0.00)	$-

Number of common shares used to compute loss per share
Basic and Diluted	10,000,000	-

See notes to financial statements.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
Statements of Stockholder’s Equity
For the period June 12, 2008 (Inception) to October 31, 2009
(Expressed in US Dollars)

				Deficit
	Common Stock, $0.0001		Additional	Accumulated	Total
	Par Value		Paid-in	During the	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Balance, October 31, 2009	-	$-	$-	$-	$-

Common stock issued for cash
on October 24, 2009 at $0.001 per share	10,000,000	1,000	9,000	-	10,000

Net loss for the year ended
October 31, 2009	-	-	-	(9,134)	(9,134)

Balance, October 31, 2009	10,000,000	$1,000	$9,000	$(9,134)	$866

See notes to financial statements.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)

		Period	Period
		June 12, 2008	June 12, 2008
	Year Ended	(Inception) to	(Inception) to
	October 31,	October 31,	October 31,
	2009	2008	2009

Cash Flows from Operating Activities
Net loss	$(9,134)	$-	$(9,134)
Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Impairment of mining property acquisition costs	2,267	-	2,267
Changes in operating assets and liabilities	-	-	-
Accounts payable and accrued liabilities	9,125	-	9,125
Net cash provided by (used for) operating activities	2,258	-	2,258

Cash Flows from Investing Activities
Mineral property acquisition	(2,267)		(2,267)
Net cash provided by (used for) investing activities	(2,267)	-	(2,267)

Cash Flows from Financing Activities
Proceeds from sale of common stock	10,000	-	10,000
Net cash provided by (used for) financing activities	10,000	-	10,000

Increase (decrease) in cash	9,991	-	9,991
Cash, beginning of period	-	-	-

Cash, end of period	$9,991	$-	$9,991

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to financial statements.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2009
(Expressed in US Dollars)

1.           Organization and Business Operations

Gold Dragon Enterprises Inc. (the “Company”) was incorporated in the State of Nevada on June 12, 2008. The Company is an Exploration Stage Company as defined by Accounting Standards Codifications (“ASC”) Topic 915. The Company has acquired a mineral property located in the State of Nevada, United States of America, and has not yet determined whether this property contains reserves that are economically recoverable.

The Company plans to file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to sell up to 2,000,000 shares of common stock at $0.05 per share to raise cash proceeds of up to $100,000 on a “best efforts, all or none” basis as to the first 1,000,000 shares.

2.           Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of October 31, 2009, the Company had cash of $9,991 and stockholders’ equity of $866. Further, the Company had a net loss from June 12, 2008 (inception) to October 31, 2009 of $9,134. These factors create substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Mining Property Costs

The Company is in the exploration stage since its incorporation and inception on June 12, 2008 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mining property acquisition costs are capitalized and are charged to operations if the value is impaired. Exploration costs are expensed until proven and probable reserves are established. When it has been determined that a mining property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2009
(Expressed in US Dollars)

2.           Summary of Significant Accounting Policies, continued

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC No. 830, “Foreign Currency Matters”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities, approximate their fair values because of the short maturity of these instruments. The Company’s operations are in Canada and some of its assets and liabilities give rise to exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2009
(Expressed in US Dollars)

2.           Summary of Significant Accounting Policies, continued

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC No. 260, "Earnings per Share". ASC No. 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718, “Compensation - Stock Compensation”. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

3.           Mineral Property

In September 5, 2009, we acquired the right to conduct exploration activities on the Golden Knight Lode Mining Claim, located in Sunset Mining District, Clark County, Nevada, U.S.A., at a cost of $2,267. The Claim Number is NMC#101767, which expires September 1, 2010.

On October 31, 2009, the Company recorded a $2,267 provision for impairment of mining property acquisition costs.

GOLD DRAGON ENTERPRISES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2009
(Expressed in US Dollars)

4.           Common Stock

On October 24, 2009, the Company issued 10,000,000 shares of common stock to its chief executive officer for total cash proceeds of $10,000.

At October 31, 2009, there are no outstanding stock options or warrants.

5.           Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. At October 31, 2009, the Company has a net operating loss carryforward of $9,134, which expires in 2029.  Pursuant to ASC 740, “Income Taxes”, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. At October 31, 2009, the valuation allowance established against the deferred tax assets was $3,197.

6.           Contingency

The chief executive officer of the Company is also the chief executive officer of other companies with the same business objective as that of the Company. If a specific business opportunity becomes available, he may fare a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

7.           Subsequent Events

On November 16, 2009, the Company executed an agreement with a law firm to prepare and file a Registration Statement on Form S-1 in connection with its planned public offering (see Note 1). Among other things, the agreement provides for the payment of $25,000 legal fees to this law firm, $15,000 due upon execution of the agreement (paid December 10, 2009) and $10,000 due when the Registration Statement is declared effective by the SEC.

The Company has evaluated subsequent events through the filing date of the Form S-1 and has determined that there were no additional subsequent events to recognize or disclose in these financial statements.

Until ________________, 2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$5.58
Printing Expenses	200.00
Accounting Fees and Expenses	14,094.42
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$40,000.00

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.           Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.           Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.           Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yuan Kun Deng	October 24, 2009	10,000,000	Cash of $10,000
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
People’s Republic of China 116001

We issued the foregoing restricted shares of common stock to Mr. Deng pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Mr. Deng took place outside the United States of America and Mr. Deng is a non-US person as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.                      EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
10.1*	Golden Knight Lode Mining Claim.
10.2*	Summary of Agreement with Yuan Kun Deng.
23.1	Consent of Michael Studer CPA P.C., Independent Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

*           Previously filed

ITEM 17.                      UNDERTAKINGS.

A.           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused to this amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dalian, China, on this 3rd day of September, 2010.

GOLD DRAGON ENTERPRISES INC.

BY:	YUAN KUN DENG
Yuan Kun Deng
President, President, Principal Executive Officer,
Principal Accounting Officer, Principal Financial
Officer, Secretary/Treasurer and sole member of the
Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

YUAN KUN DENG	President, Principal Executive Officer,	September 3, 2010
Yuan Kun Deng	Principal Accounting Officer, Principal
Financial Officer, Secretary, Treasurer and
sole member of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
10.1*	Golden Knight Lode Mining Claim.
10.2*	Summary of Agreement with Yuan Kun Deng.
23.1	Consent of Michael Studer CPA P.C., Independent Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

*           Previously filed